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                                                                   Exhibit 99.02




                        LG&E ENERGY/POWERGEN TRANSACTION
                       LG&E ENERGY ANALYST CONFERENCE CALL
                                FEBRUARY 28, 2000
                                  9 A.M. (EST)


- Good morning. Thank you for joining us today on such short notice. We are here to discuss this morning's announcement that PowerGen will acquire LG&E Energy - a transaction that will provide tremendous value for LG&E Energy shareholders.

- Joining me on the call today are: Foster Duncan, our chief financial officer; John McCall, our general counsel; Charlie Markel, our vice president of finance and treasurer; and Steve Cave, our investor relations manager. Peter Hickson, group finance director of PowerGen, is joining us from London.

- By now, I'm sure you have seen the announcement and know the details of the transaction. To make the best use of your time, I'll make a few brief comments about the deal, then we will take any questions you may have.

- The combination of these two financially strong, well-managed companies will result in significant benefits for our investors, our customers, our employees and the communities we serve worldwide. It provides both companies with a unique opportunity to achieve the size, scale and geographic reach necessary to succeed in a competitive market.

- The transaction is an all-cash deal resulting in a 58 percent premium to investors (over Friday's closing price). LG&E Energy will become the U.S. headquarters for PowerGen and serve as PowerGen's growth vehicle to expand its operations here in the future.


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-        The senior management team at LG&E Energy will remain in place. I will continue as chairman and chief executive officer of LG&E Energy, and will join PowerGen's board of directors in London.

- We will move aggressively to obtain all of the necessary approvals, including shareholders of both companies and the federal and state regulatory agencies. The Kentucky Public Service Commission, by statutory requirement, must rule on the merger application within 60 days, and we believe the benefits this deal brings to the Commonwealth of Kentucky will be evident to the Commission. We expect to complete the transaction within nine to 12 months from today.

-        Let me briefly tell you why we are doing this transaction at this time.

- The evolving competitive nature of our industry has clearly demanded creative and unique growth strategies. As you know, for most of the past 10 years, LG&E Energy has been a successful industry innovator in many areas and has delivered overall returns to its shareholders well above industry averages until 1999.

- However, today the state and nature of the industry has changed. Size and scale have become a significant prerequisite for developing and executing on any viable growth strategy. Most of the major utility players today started with large size and have gotten even bigger and far more aggressive.

- Even though LG&E Energy is now nearly five times its size of 10 years ago, we are limited in our ability to continually make a significant impact on the current market, and then deliver the year-over-year increasing growth rates now demanded by investors.

- Consequently, the merger with PowerGen is an immediate opportunity to provide significant value to shareholders now - while at the same time, maintaining our first


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         mover status in the industry as the platform to help PowerGen grow throughout the U.S.

- As an integral part of this transaction, we will maintain our respected name, operations and efficient corporate structure. As a result, Kentucky will continue to enjoy the nation's highest quality of service and some of its lowest rates. We will enhance our corporate presence as one of Kentucky's major sponsors of educational, civic and cultural initiatives, and provide for our employees an opportunity to continue their rewarding careers with a major global energy corporation.

-        Now, we would be happy to answer any questions you have at this time.

-        [Operator - open lines for Q&A ...]